  Certified Public Accountants | Business Consultants

PERMISSION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

XcelMobility Inc. and Subsidiaries
Nevada

We hereby permit the use in the Amended 10-K of our report dated March 30, 2012, relating to the consolidated financial statements of XcelMobility Inc. and Subsidiaries for the year ended December 31, 2011.

EFP Rotenberg, LLP
Rochester, New York
August 14, 2013

280 Kenneth Drive, Suite 100 | Rochester, NY 14623 | P 585.427.8900| TF 800.546.7556 | F 585.427.8947 | E info@EFPRotenberg.com | EFPRotenberg.com